EXHIBIT 99.1

                          ABRAXAS PETROLEUM CORPORATION
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                 P.O. Box 701007, San Antonio, Texas 78270-1007
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                   Abraxas Reports First Quarter 2005 Results

SAN ANTONIO (May 11, 2005) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) today reported financial and operating results for the quarter ended March 31, 2005. As a result of the Grey Wolf Exploration Inc. ("Grey Wolf") initial public offering ("IPO") that closed on February 28, 2005, the information herein represents financial and operating results from operations in the U.S. only as all of Grey Wolf's historical performance and results from the sale of Grey Wolf shares owned by Abraxas, are treated as discontinued operations.

Production of 1.3 Bcfe for the quarter generated revenues of $7.8 million and a net loss of $1.5 million or $0.04 per share from continuing operations. This compares to a net loss from continuing operations of $5.8 million or $0.16 per share for the same quarter of 2004. Net income of $9.2 million (including a discontinued operations impact of $10.7 million) for the first quarter of 2005 included a $19.6 million gain on the sale of the Grey Wolf shares in the IPO, a $6.1 million non-cash income tax expense related to the sale of the Grey Wolf shares that Abraxas owned which offset a similar tax benefit booked in the fourth quarter of 2004, and a $2.8 million loss from operations, predominantly for debt retirement costs of loans that were repaid with the proceeds from the Grey Wolf IPO.

As a result of the elimination of our capital expenditure limitations, the most significant item related to the first quarter of 2005 results included capital expenditures of $8.7 million compared to $2.2 million in the first quarter of 2004.

"The 1st quarter of 2005 was a busy time at Abraxas - we completed the Grey Wolf IPO thus, significantly reducing the leverage on our balance sheet and returning our focus to U.S. development as we kicked off our capital development program with 7 wells in South and West Texas. We are currently drilling 1 horizontal well in West Texas and completing and/or testing 1 vertical well in West Texas and 3 horizontal wells in South Texas. The horizontal wells have been encouraging as we look forward to definitive results upon completion and testing of the wells despite delays in contracting equipment," commented Bob Watson, Abraxas' President and CEO.

Abraxas invites your participation in a conference call on Thursday, May 19th, at 10:00 a.m. CT to discuss the contents of this release and respond to questions. Please call 1.888.855.5428 between 9:50 a.m. and 10:00 a.m. CT, confirmation code 4635216, if you would like to participate in the call. There will be a replay of the conference call available by calling 1.888.203.1112, confirmation code 4635216, beginning approximately 1:00 p.m. CT, May 19th, through midnight CT, May 25th.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas' future crude oil and natural gas production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com



                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)


                                                                           Three Months Ended
(In thousands except per share data)                                           March 31,
                                                                 ------------------- -- ----------------
                                                                        2005                 2004
                                                                  -------------------    ----------------

Financial Results:
----------------------------------------------------------------
Revenues                                                                     $7,822              $7,960
EBITDA (a)                                                                    4,380               4,478
Cash Flow (Before Working Capital Changes) (a)                                1,257               1,658
Net Income (Loss) from continuing operations                                 (1,514)             (5,755)
Income (Loss) Per Share from continuing operations - Basic                    (0.04)              (0.16)
Weighted Average Shares Outstanding                                            36.6                36.0

Production Per Day:
----------------------------------------------------------------
Crude Oil (Bbl/d)                                                               575                 619
NGL (Bbl/d)                                                                       -                  25
Natural Gas (Mcf/d)                                                          10,745              12,819
Mcfe/d                                                                       14,192              16,683

Realized Prices (net of hedge impact):
----------------------------------------------------------------
Crude Oil ($/Bbl)                                                            $47.13              $34.18
NGL ($/Bbl)                                                                       -               23.55
Natural Gas ($/Mcf) (b)                                                        5.26                4.98
Price per Mcfe                                                                 5.89                5.13

Expenses:
----------------------------------------------------------------
Lease Operating ($/Mcfe)                                                      $1.78               $1.51
General & Administrative ($/Mcfe)                                              0.74                0.69
Cash Interest ($/Mcfe)                                                         2.44                1.22
Total Interest ($/Mcfe)                                                        2.45                3.23
D/D/A ($/Mcfe)                                                                 1.33                1.21
-------------------------------------------------------------------------------------------------------

     (a) See reconciliation of non-GAAP financial measures below

     (b) Includes deductions of $0.53 per Mcf in 2005 and $0.10 per Mcf in 2004 related to non-cash hedge accounting impact

Note: The above quarterly results exclude impact from Grey Wolf Exploration Inc.


                               BALANCE SHEET DATA

       (In thousands)                                     March 31, 2005             December 31, 2004
                                                     -------------------------    ------------------------
       Cash                                          $                     -           $            1,284
       Working Capital (Deficit) (c)                                  (10,016)                     (3,857)
       Plant/Property/Equipment, Net                                   85,031                      78,077
       Total Assets                                                    99,172                     152,685

       Long-Term Debt                                                 125,007                     126,425
       Shareholders Equity (Deficit)                                  (43,389)                    (53,464)
       Common Shares Outstanding (Millions)                              37.8                        36.5

     (c) Continuing operations only


                      CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)                                            Three Months Ended
                                                                                    March 31,
                                                                  -----------------------------------------------
                                                                           2005                     2004
                                                                  -----------------------    --------------------

Revenues:
   Oil and gas production revenues ....................                           $7,525                  $7,783
   Rig revenues .......................................                              296                     175
   Other  .............................................                                1                       2
                                                                  -----------------------    --------------------
                                                                                   7,822                   7,960
Operating costs and expenses:
   Lease operating and production taxes ...............                            2,278                   2,288
   Depreciation, depletion, and amortization ..........                            1,698                   1,839
   Rig operations .....................................                              218                     145
   General and administrative .........................                              946                   1,049
   Stock-based compensation............................                              603                   2,063
                                                                  -----------------------    --------------------
                                                                                   5,743                   7,384
                                                                  -----------------------    --------------------
Operating income ......................................                            2,079                     576

Other (income) expense:
   Interest income ....................................                               (1)                     (4)
   Interest expense ...................................                            3,134                   4,908
   Amortization of deferred financing fees ............                              451                     445
   Financing costs ....................................                                -                     971
   Other ..............................................                                9                      11
                                                                  -----------------------    --------------------
                                                                                   3,593                   6,331
                                                                  -----------------------    --------------------
Loss from continuing operations .......................                          (1,514)                 (5,755)


Net income from discontinued operations................                           10,731                     198
                                                                  -----------------------    --------------------

Net income (loss)...................................                              $9,217                $(5,557)
                                                                  =======================    ====================


Basic earnings (loss) per common share:
   Net earnings (loss) from continuing operations...                              $(0.04)                 $(0.16)
    Discontinued operations ........................                                0.29                    0.01
                                                                  -----------------------    --------------------
Net income (loss) per common share - basic .........                               $0.25                  $(0.15)
                                                                  =======================    ====================

Diluted earnings (loss) per common share:
   Net earnings (loss) from continuing operations...                             $(0.04)                 $(0.16)
    Discontinued operations ........................                                0.29                    0.01
                                                                  -----------------------    --------------------
Net income (loss) per common share  - diluted.......                               $0.25                 $(0.15)
                                                                  =======================    ====================


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to cash flow and EBITDA.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

(In thousands)                                       Three Months Ended
                                                          March 31,
                                              ----------------------------------
                                                  2005               2004
                                              --------------    ----------------

Operating income (loss)                              $2,079                $576
Depletion, depreciation and amortization              1,698               1,839
Non-cash stock based compensation expense               603               2,063
Financing costs                                           -               (971)
Cash portion of other expense                           (9)                   -
Cash interest                                       (3,114)             (1,849)
--------------------------------------------------------------------------------
Cash Flow                                            $1,257              $1,658
--------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).


(In thousands)                                       Three Months Ended
                                                          March 31,
                                              ----------------------------------
                                                  2005               2004
                                              --------------    ----------------

Operating income (loss)                              $2,079                $576
Depletion, depreciation and amortization              1,698               1,839
Non-cash stock based compensation expense               603               2,063
--------------------------------------------------------------------------------
EBITDA                                               $4,380              $4,478
--------------------------------------------------------------------------------

     Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.